UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): July 18, 2008
PROLIANCE INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-13894	34-1807383
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer Identification
Incorporation)		No.)

100 Gando Drive,	06513
New Haven, Connecticut	(Zip Code)
(Address of Principal Executive Offices)
Registrant’s telephone number, including area code: 203.401.6450

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On July 18, 2008, Proliance International, Inc. (the “Company”) entered into the Fourth Amendment (the “Amendment”) of the Credit and Guaranty Agreement (the “Agreement”) by and among the Company and certain domestic subsidiaries of the Company, as guarantors, the lenders party thereto from time to time (collectively, the “Lenders”), Silver Point Finance, LLC (“Silver Point”), as administrative agent for the Lenders, collateral agent and as lead arranger, Wachovia Capital Finance Corporation (New England) (“Wachovia”) and Wells Fargo Foothill, LLC (“Wells Fargo”) as lender and borrowing base agent for the Lenders.
     Pursuant to the Amendment, Wells Fargo replaces Wachovia as (i) the Borrowing Base Agent for the Lenders and (ii) the Issuing Bank with respect to issued Letters of Credit. In addition, the Amendment provides for an increase in the Revolving A Commitment from $25 million to $35 million and a reduction of the Revolving B Commitment from $25 million to $15 million. The total revolving credit line of $50 million under the Credit Agreement remains unchanged as a result of the Amendment. Upon the effectiveness of the Amendment, Wells Fargo will be the sole Revolving A Lender and Silver Point and certain of its affiliates will remain the Revolving B Lenders. In addition, the Amendment provides for an adjustment to certain financial covenants (and definitions related thereto) to allow for expenditures relating to the acquisition of replacement fixed assets at the Company’s new Southaven, Mississippi distribution facility.
     As a result of Wells Fargo replacing Wachovia as Issuing Bank, the Company will record a non-cash debt extinguishment expense in the fiscal quarter ending September 30, 2008 of approximately $1.2 million.
     The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.
     Separately, the Company is continuing to work toward raising a combination of $30 million or more in debt and/or equity to reduce or possibly replace its current credit facility and to provide additional working capital.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.
The following exhibit is attached to this Current Report on Form 8-K:

Exhibit
Number	Description

10.1	Fourth Amendment to Credit Agreement dated July 18, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROLIANCE INTERNATIONAL, INC.

Date: July 22, 2008

	By: Name:	/s/ Arlen F. Henock Arlen F. Henock
	Title:	Executive Vice President and Chief Financial Officer